EXHIBIT 10.3

                                 PROMISSORY NOTE
                                   (Term Note)

BORROWER:   AMREP Southwest Inc.                  BANK:   Compass Bank
            333 Rio Rancho Drive NE                       Corporate Banking
            Rio Rancho, New Mexico 87124-1450             505 Marquette NW
                                                          Albuquerque, NM  87102

Principal Amount:  $14,180,455.30                    Date: January 8, 2007

1. PROMISE TO PAY. AMREP Southwest Inc. ("Borrower") promises to pay to Compass Bank ("Bank"), or order, in lawful money of the United States of America, the principal amount of FOURTEEN MILLION ONE HUNDRED EIGHTY THOUSAND FOUR HUNDRED FIFTY-FIVE AND 30/100 Dollars ($14,180,455.30) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. This Note may be funded after the Note date, not later than January 13, 2007 and will be funded as single advance with proceeds deposited or credited to Borrower's account(s) at Bank.

2. PAYMENTS.         Borrower shall repay this Note as follows:

          a)   Principal   Payments.   Borrower  shall  repay  the   outstanding
               principal as follows:

                 i) not later than the 25th day of each  month,  Borrower  shall pay a principal payment equal to the sum of all principal payments collected during the previous month on all Contract(s) Receivable (referenced in Paragraph 14. Collateral, below),

                ii) in the event Borrower  elects to alter or extend any payment term of any Contract Receivable or otherwise modifies any provision of a Contract Receivable, not later than the 10th day after such modification, Borrower shall pay a principal payment equal to the principal balance of such modified Contract Receivable,

               iii) in the event any required payment on any Contract Receivable is not made within 30 days of the date due, not later than 40 days after such due date, Borrower shall pay a principal payment equal to the principal balance of such delinquent Contract Receivable, and

                iv) on or before December 15, 2008, the entire unpaid  principal balance of this Note plus accrued and unpaid interest is due and payable in full.

          b) Interest Payments. Borrower will pay regular monthly payments of all accrued unpaid interest, at the interest rate provided below, due beginning January 8, 2007 with all subsequent interest payments to be due on the same day of each month after that.

Unless otherwise agreed or required by applicable law, payments will be applied first to interest, then to principal due, then to any unpaid collection costs and other charges due under this Note, with any remaining amount to the outstanding principal balance. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

3. INTEREST RATE. "LIBOR" is the London Interbank Offered Rate for the applicable Reference Period stated on Reuters Monitor Money Rates Service two
(2) days before the beginning of each Interest Period (or in the event no such rate is stated on that date, the rate stated on the day most immediately preceding the date of determination on which a rate was stated), as adjusted from time to time in Lender's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If Reuter's becomes unavailable Lender may use another source to determine LIBOR. If Reuters states more than one rate for the applicable Reference Period, the applicable rate shall be the arithmetic mean of all stated rates for that Reference Period. Each "Interest Period' shall be a period equal to the duration of the Reference Period: provided, however, if the last day of an Interest Period would not fall on a Business Day, then the Interest Period will end on the next following Business Day. The initial Interest Period shall commence on the date of the Note, and each succeeding Interest Period shall commence on the day immediately following the expiration of the preceding Interest Period.

The "Reference Period" shall be one (1) month. This Reference Period is for reference purposes only and the actual Interest Periods under this Note may be for periods of more than or less than one (1) month, depending on whether or not the last day of the Interest Period falls on a Business Day. "Business Day" means each day other than a Saturday, a Sunday, or any holiday on which Lender is closed for business. The index defined in this paragraph is referred to as "LIBOR."

Each "Interest Period" shall be a period equal to the duration of the Reference Period; provided, however, if the last day of an Interest Period would not fall on a Business Day, then the Interest Period will end on the next following Business Day. The initial Interest Period shall commence on the date of the Note, and each succeeding Interest Period shall commence on the day immediately following the expiration of the preceding Interest Period.

The index defined in this paragraph is referred to as "LIBOR (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more than each month. Borrower understands that Lender may make loans based on other rates as well. The Index as of December 8, 2006 is 5.32% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.75 percentage points over the Index, adjusted if necessary for any maximum rate limitations described below, resulting in an estimated initial rate of 7.07% per annum.

NOTICE: Notwithstanding the foregoing, the maximum rate of interest on this Note shall not exceed the maximum rate allowed by applicable law.

4. PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make subsequent required payments in accordance with the terms of Section 2 above.. Rather, early payments will reduce the principal balance due at maturity. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Compass Bank at the following two addresses: P0 Box 3096. Birmingham AL 35202, and New Mexico Processing Center, 505 Marquette N.W., Albuquerque, NM 87102.

5. LOAN AGREEMENT. This Note is made pursuant to and is subject to the terms and conditions of the Loan Agreement between Borrower and Bank dated as of January 8, 2007, as amended or replaced from time to time (the "Agreement").

6. DEFAULT. Any Event of Default under Section 6.1 of the Agreement shall constitute a default under this Note.

7. BANK'S RIGHTS. Upon default, Bank may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Bank also may exercise any and all remedies available to it in the Note, the Agreement, at law or in equity. Bank's rights are cumulative and may be exercised together, separately, in any order, and include the right to recover costs and attorneys fees.

8. GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of New Mexico. This Note has been accepted by Bank in the State of New Mexico.

9. AMENDMENTS. This Note and the Agreement constitute the entire understanding and agreement of the parties as to the matters set forth in this Note. No alteration or amendment of this Note shall be effective unless given in writing and signed by the party or parties sought to be bound by the alteration or amendment.

10. SEVERABILITY. If a court of competent jurisdiction finds any provision of this Note to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Note. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Note shall not affect the legality, validity or enforceability of any other provision of this Note.

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

11. NO ASSIGNMENT. Borrower agrees not to assign any of Borrower's rights or obligations under this Note.

12. JURISDICTION and VENUE. Any legal action or proceeding brought by Bank or Borrower against the other arising out of or relating to the loan evidenced by this Note (a "Proceeding") shall be instituted in the federal court for or the state court sitting in Bernalillo County, New Mexico. With respect to any Proceeding, the Borrower, to the fullest extent permitted by law: (i) waives any objections that Borrower may now or hereafter have based on venue and/or forum non-convenience of any Proceeding in such court; and (ii) irrevocably submits to the jurisdiction of any such court in any Proceeding. Notwithstanding anything to the contrary herein, Bank may commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction if determined by Bank to be necessary in order to fully enforce or exercise any right or remedy of Bank relating to this loan.

13. SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

14. COLLATERAL. Borrower acknowledges this Note is secured by the collateral assignment of the Contracts Receivable described in the Security Agreements and Assignments and Collateral Assignments executed herewith. No substitution or exchange of any Contract Receivable is allowed.

15. NO RE-ADVANCE. This is a single advance Note and no principal will be re-advances following payment, prepayment, or principal reduction.

PRIOR TO SIGNING THIS NOTE. BORROWER READ AND UNDERSTOOD All THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:
AMREP Southwest Inc.


By: /s/ Gary L. Sullivan
    ---------------------------
    Gary L. Sullivan, Treasurer








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